UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) December 21, 2018
Bandwidth Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38285	56-2242657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Main Campus Drive Raleigh, NC	27606
(Address of principal executive offices)	(Zip Code)

(800) 808-5150
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)
_____________________________________________________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 21, 2018, Bandwidth Inc. announced the resignation of its President, John C. Murdock, effective as of December 31, 2018.

In connection with Mr. Murdock’s transition, Mr. Murdock will receive the following cash compensation:
•                 $340,000, representing 12 months of Mr. Murdock’s base pay, payable on a semi-monthly basis in the amount of $14,166.67, less customary and applicable deductions;
•                $193,800, representing Mr. Murdock’s anticipated 2019 bonus, payable on a semi-monthly basis in the amount of $14,166.67, less customary and applicable deductions; and
•                Mr. Murdock’s 2018 bonus, if any, to be based on the Company’s 2018 financial performance, payable on or before March 15, 2019; and
•                A monthly healthcare stipend in the amount of $1,849.51 (for the months of January 2019 and February 2019) and $1,933.33 (for the months of March 2019 through December 2019) until the earlier of December 31, 2019 or Mr. Murdock’s eligibility for healthcare benefits from another company.

Restricted stock units with respect to 17,725 of shares of Bandwidth’s Class A common stock previously awarded to Mr. Murdock on or about February 21, 2018 also will vest in full as of February 21, 2019, if Mr. Murdock continues to serve as a member of the Company’s Board of Directors through and until February 21, 2019.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Bandwidth Inc. press release, dated December 21, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANDWIDTH INC.

Date:	December 21, 2018	By:	/s/ Jeffrey A. Hoffman
		Name:	Jeffrey A. Hoffman
		Title:	Chief Financial Officer